UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  OXIGENE, INC.

             (Exact name of registrant as specified in its charter)



DELAWARE                                                            13-3679168
--------------------------------------------------------------------------------
(State or other jurisdiction of incorporation                   (I.R.S. employer
or organization)                                             identification no.)



One Copley Place, Suite 602, Boston MA                                   02116
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip code)



                            1996 Stock Incentive Plan

                            (Full title of the plan)

                             Gerald A. Eppner, Esq.
                          Cadwalader, Wickersham & Taft

                                 100 Maiden Lane

                               New York, NY 10038
                     (Name and address of agent for service)

                                 (212) 504-6000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

================================================================================

                                    PROPOSED        PROPOSED
     TITLE OF                        MAXIMUM         MAXIMUM        AMOUNT OF
 SECURITIES TO BE  AMOUNT TO BE  OFFERING PRICE     AGGREGATE     REGISTRATION
    REGISTERED      REGISTERED    PER SHARE(1)   OFFERING PRICE        FEE
-----------------  ------------  --------------  --------------   ------------
Common Stock, par     239,581        $10.50       $2,515,600.50      $592.58
  value $.01 per
  share(2)

================================================================================

(1) Of the shares being registered, 10,000 shares are being offered at $8.3130 per share, 2,000 shares are being offered at $8.8750 per share, 119,581 shares are being offered at $8.9375, 40,000 shares are being offered at $9.6880 per share, 49,144 shares are being offered at $10.00 per share, 8,000 shares are being offered at $10.25 per share, and 10,856 shares are being offered at $10.50 per share.

--------------------------------------------------------------------------------

(2) The indicated number of shares to be registered represents additional shares issuable under the listed plan that are not covered by the prior Registration Statement on Form S-8, filed with the Commission on December 14, 1999, as amended on January 13, 2000 (File Number 333-92747).

              STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION
                            OF ADDITIONAL SECURITIES

      The contents of the Registrant's earlier Registration Statement on Form S-8, filed with the Commission on December 14, 1999, as amended on January 13, 2000, (File Number 333-92747) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

      The following documents filed by the Registrant with the Commission are incorporated herein by reference:

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 31, 1999 and April 1, 1999, as amended by Form 10-K/A-1, filed with the Commission on April 30, 1999.

      (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

      (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

      (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

      (5) The Registrant's Current Report on Form 8-K, filed with the Commission on October 6, 1999.

      (6) The Registrant's Current Report on Form 8-K, filed with the Commission on December 8, 1999.

      (7) The Registrant's Current Report on Form 8-K, filed with the Commission on December 20, 1999.

      (8) The Registrant's Current Report on Form 8-K, filed with the Commission on December 28, 1999.

      (9) The Registrant's Current Report on Form 8-K, filed with the Commission on March 7, 2000.

      (10) The Registrant's Registration Statement on Form 8-A, filed with the Commission on June 24, 1993 (File Number 0-21990) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference the description of the shares of Common Stock, par value $.01 per share, contained in the Registration Statement on Form S-1 (File Number 33-64968) filed by the Registrant on June 24, 1993 and declared effective by the Commission on August 25, 1993, and any amendment or report filed with the Commission for purposes of updating such description.

      All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.     Interests of Named Experts and Counsel

      The legality of the issuance of the Common Stock being registered hereby is being passed upon by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, counsel for the Registrant and a director of the Registrant. Gerald A. Eppner, a partner at the law firm of Cadwalader, Wickersham & Taft, owns shares or options to purchase shares representing, in the aggregate, less than 1% of the Common Stock of the Registrant.

Item 8.     Exhibits
            --------

   4.2*             OXiGENE, Inc. 1996 Stock Incentive Plan, as amended.

   4.3** Restated Certificate of Incorporation as filed with the Secretary of State of the State of

                    Delaware on April 27, 1993, and as last amended on November 15, 1996.

   4.4***           By-Laws, as amended through April 26, 1993.

   5 Opinion of Cadwalader, Wickersham & Taft regarding the legality of the securities being registered.

   23.1             Consent of Ernst & Young LLP.

   23.2 Consent of Cadwalader, Wickersham & Taft (included in, and incorporated by reference to, Exhibit 5 hereto).

   * Included in, and incorporated by reference to, Registrant's Registration Statement on Form S-8 (File Number 333-92747) filed with the Commission on December 14, 1999, as amended by Form S-8 POS, filed with the Commission on January 13, 2000.

   ** Included in, and incorporated by reference to, Registrant's Registration Statement on Form S-1 (File Number 33-64968) filed with the Commission on June 24, 1993 and declared effective on August 25, 1993 (the "IPO Registration Statement"), and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A-1, as filed with the Commission on April 30, 1996, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 20, 1997.

   *** Included in, and incorporated by reference to, the IPO Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Sweden or in the City of New York, State of New York, on this 14th day of March 2000.

                                          OXiGENE, INC.




                                         By: /s/ Bjorn Nordenvall
                                            ------------------------------------
                                             Bjorn Nordenvall
                                             President and Chief Executive
                                             Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 14, 2000.

Signature              Title

/s/ Bjorn Nordenvall       President, Chief
--------------------       Executive Officer and
   Bjorn Nordenvall        Director (principal
                           executive officer)



/s/ Bo Haglund             Chief Financial Officer
-------------------        (Principal Accounting
   Bo Haglund              Officer)



                           Director
--------------------
   Marvin H. Caruthers



/s/ Michael Ionata         Director
--------------------
   Michael Ionata



/s/ Arthur Laffer          Director
--------------------
   Arthur Laffer




                           Director
--------------------
   Ronald W. Pero




                           Director
--------------------
   Per-Olof Soderberg



/s/ Gerald A. Eppner       Director
--------------------
   Gerald A. Eppner

                                  EXHIBIT INDEX



 Exhibit No.  Description of Exhibit                                 Page Number
 -----------  ----------------------                                 -----------

   4.2* OXiGENE, Inc. 1996 Stock Incentive Plan, as amended.

   4.3** Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on April 27, 1993, and as last amended on November 15, 1996.

   4.4***     By-Laws, as amended through April 26, 1993.

   5 Opinion of Cadwalader, Wickersham & Taft regarding the legality of the securities being registered.

  23.1        Consent of Ernst & Young LLP.

  23.2        Consent of Cadwalader, Wickersham & Taft
              (included in, and incorporated by reference to, Exhibit 5 hereto).

------------

* Included in, and incorporated by reference to, Registrant's Registration Statement on Form S-8 (File Number 333-92747) filed with the Commission on December 14, 1999, as amended by Form S-8 POS, filed with the Commission on January 13, 2000.

** Included in, and incorporated by reference to, Registrant's Registration Statement on Form S-1 (File Number 33-64968) filed with the Commission on June 24, 1993 and declared effective on August 25, 1993 (the "IPO Registration Statement"), and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A-1, as filed with the Commission on April 30, 1996, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 20, 1997.

***   Included in, and incorporated by reference to, the IPO Registration
      Statement.